UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
August 20, 2010
PINNACLE AIRLINES CORP.
(Exact Name of Registrant as Specified in Charter)

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)
Delaware	001-31898	03-0376558
(Address of principal executive offices)	(Zip Code)
1689 Nonconnah Blvd, Suite 111 Memphis, TN	38132
Registrant’s telephone number, including area code
(901)-348-4100
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 20, 2010, Pinnacle Airlines Corp. and its operating subsidiaries Pinnacle Airlines, Inc. and Colgan Air, Inc. (collectively the “Company”) entered into a second amendment of its three-year term loan  (the “Term Loan”) with C.I.T. Leasing Corporation, as Administrative Agent, and CIT Bank, as Lender.  Pursuant to the amendment:  (i) CIT Bank agreed to increase its Term Loan Commitment by an additional $4.5 million; (ii)  the Term Loan Maturity Date was extended by approximately  two years to June 30, 2014; and (iii) the LIBOR Rate “floor” was lowered by 50 basis points.  The additional Term Loan proceeds will be used by the Company to purchase initial spare parts for the Company’s new Q400 aircraft deliveries.  The spare parts will also serve as security for the Term Loan obligations.  The Company expects to purchase such parts, and therefore request additional draws under the Term Loan, in the next 2-4 months.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINNACLE AIRLINES CORP.
(Registrant)

By: /s/ Brian T. Hunt
Brian T. Hunt
Vice President and General Counsel

August 26, 2010

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